SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

August 7, 2017

Date of report (date of earliest event reported)

CONSUMER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Avenue, 4th Floor

Unit B

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718)395-8150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Financial Officer

On August 3, 2017, Mr. Jianmin Gao tendered his resignation as Chief Financial Officer of Consumer Capital Group Inc. (the “Company”), effective immediately. Mr. Gao remains as Chairman of the Board, President and Chief Executive Officer of the Company. On August 3, 2017, the Board of Directors of the Company appointed Crystal Lijie Chen as the Chief Financial Officer, effective August 1, 2017.

(b)	Appointment of Chief Financial Officer

Ms. Chen, age 48, has been the Managing Director of United Int’l Solutions Group since 2016. From 2012 to 2016, Ms. Chen was the Managing Director of Liang & Company Accountancy Corp, where she focused on financial consulting and due diligence, tax consultation for international M&A cases, international assets allocation for large companies and individuals. She was also in charge of M&A projects, investment projects, and bringing overseas investors to invest in the United States. From 2010 to 2011, Ms. Chen was the CFO at H&H Store, Inc., where she helped filing a Registration Statement on Form S-1 with the SEC. From 2009 to 2010, Ms. Chen was the CFO and Vice President in Finance at QKL Stores, Inc. (NASDAQ: QKLS). While there, Ms. Chen was in charge of financing, forecasting, budgeting, accounting, internal control and investor relationship for the company. She successfully helped the company with a $55 million financing in 2009 and 2010. Prior to that, Ms. Chen was an Accountant at PricewaterhouseCoopers LLP from 2006 to 2007 and the Senior Accounting Manager at Simon & Edward LLP from 2000 to 2003.

Ms. Chen received a Master of Business Administration from California State University, Los Angeles, a Master of Business Taxation from University of Southern California and a Doctor of Philosophy in Economics specializing in Finance from Renmin University of China.

Ms. Chen is an active Certified Public Accountant (CPA) licensed in California. She has also obtained Real Estate License as well as Life Insurance and Property Casualty Insurance License in 2007 and 2006, respectively.

Ms. Chen has worked closely with public companies in both U.S. and China. She is also experienced with providing consulting services to Financial Institutions, U.S. listing companies and subsidiaries of foreign public companies on a variety of matters, including finance and international trade, banking and finance, mergers and acquisitions, due diligence and taxation. In addition, Ms. Chen is fluent in both English and Chinese, and is familiar with both culture and business environment. Ms. Chen also serves as the Young Member of All-China Federation of Returned Overseas Chinese and as the Vice Chairman of Chinese American Federation in U.S. Play.

(c)	Employment Agreement

Pursuant to the appointment, the Company entered into an Employment Agreement (the “Agreement”) with Ms. Chen to serve as the Company’s Chief Financial Officer. The term of the Agreement is for three years, commencing on August 1, 2017, and automatically renews for successive one year periods, subject to the either party’s right to terminate the Agreement at any time upon sixty (60) days prior written notice. In addition, during the term of the Agreement, The Agreement also contains covenants regarding non-competition and confidentiality. Pursuant to the Agreement, Mr. Chan will receive an annual salary of USD $36,000, and share-based compensation of 32,800 shares of the Company’s common stock per year of employment.

 The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Family Relationships

There are no family relationships between Ms. Chen and any other employee or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. Chen reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Correspondence of Jianmin Gao’s Resignation as CFO, dated August 3, 2017
10.2	Employment Agreement between the Company and Crystal Lijie Chen, dated August 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2017	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao
	Name:	Jianmin Gao
	Its:	Chief Executive Officer

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